Contact: Investor Relations 201-930-9305

                               GEOTEK TO SHUT DOWN

                            DIGITAL WIRELESS NETWORKS

Montvale, New Jersey - October 1, 1998 - Geotek Communications, Inc., (OTC:GOTKQ), announced today that it will shut down its U.S. based digital wireless networks and cease to provide its proprietary wireless mobile logistics systems. The Company provided notice to its subscribers in the eleven U.S. markets in which it operates, that service will terminate on October 18, 1998. As part of this action, the Company will lay off approximately 160 employees in eleven U.S. markets and at its corporate headquarters in Montvale.

      The Company filed for Chapter 11 protection in June 1998 when it had insufficient cash to fund its operations. At the time of the filing, the Company secured a $10M debtor-in-possession ("DIP") financing to support the Company's operations while it pursued new financing and a plan of reorganization. The Company is currently attempting to negotiate additional DIP financing to support the Company's continued pursuit of a plan and an orderly wind-down of its operations.

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